Exhibit 99.1

Rezolve now expects $138 million improvement in 2022 cash burn outlook,

maintains 2022 revenue assumption of $219 million

More Cost-Effective Merchant Acquisition Drives Significantly Improved Capital Efficiency

•	2022 outlook update: substantial improvement to EBITDA loss estimate, while revenue target remains unchanged

•	New operational plan assumes no funding needed beyond the secured PIPE and convertible commitments previously announced, excluding transaction fees

(Note that on December 17, 2021, Rezolve Limited (“Rezolve” or the “Company”) announced that it had entered into a definitive business combination agreement with Armada Acquisition Corp. I (NASDAQ: AACI), a publicly traded special purpose acquisition company. Upon closing of the transaction, the combined company’s shares are expected to trade on the NASDAQ under the ticker symbol “ZONE”.)

London, UK April 6, 2022 – Rezolve, a leader in mobile commerce and engagement, today announced an update to its 2022 outlook, with a substantial improvement in Adjusted EBITDA expected. Please note that this press release should be read in conjunction with a shareholder video available at www.rezolve.com/investors.

“We continue to believe mobile commerce is the future and our proprietary technology enables physical merchants to tap into this potentially massive opportunity”, said Rezolve CEO Dan Wagner. “We are encouraged by the extremely capital efficient way in which we have been able to add merchants to our platform, and are pleased to announce that we now expect to achieve our 2022 revenue target with a greatly reduced EBITDA loss. It is also important to highlight that we believe we can achieve these 2022 targets with the PIPE and convertible funding already announced as part of our merger announcement with Armada. We expect that additional funding from the SPAC trust would allow us to drive incremental merchant adoption and revenue growth.”

Business Outlook

Based on the growth in new merchants thus far in 2022 and continued merchant retention, the Company continues to target total revenue of $219 million in 2022, which represents growth of over 190% y/y. The plan assumes over 300,000 merchants are on the Rezolve platform by year end, an increase of over 78% y/y. This plan also assumes that only the $40 million in additional investment proceeds announced at the time of the SPAC merger are received. Any additional funds from Armada’s $150 million trust account would be incremental and could be used to drive additional growth.

The Company is now assuming an EBITDA loss of approximately $34 million in 2022, excluding any transaction fees. This is significantly better than the $172 million loss that had originally been assumed to meet the Company’s $219 million revenue goal for 2022. There are several factors leading to the improved outlook. Merchant acquisition was less capital intensive than had been assumed in 2021, and this trend has continued thus far in 2022. In addition, a small acquisition that closed in late 2021 has both reduced anticipated OpEx spend across several areas, while also further increasing efficiency in merchant acquisition.

The Company expects that the factors impacting efficiency will continue going forward, and thus now expects to reach profitability during the third quarter of 2023 based on the previously mentioned funding scenario, earlier than the prior assumption of profitability in the second quarter of 2024.

About Rezolve

Rezolve is taking retailing into a new era of customer engagement with a proprietary mobile engagement platform. The Rezolve Platform is a powerful set of mobile commerce and engagement capabilities that provide mobile application vendors with a range of valuable commercial opportunities that can be realized without having to develop code, host operations or manage security. The Rezolve Inside SDK allows mobile application vendors to quickly deliver innovation for their consumers into existing or new mobile apps. Rezolve was founded in 2016, is headquartered in London, UK and has offices in China, India, Taiwan, Germany, Spain and Mexico. (www.rezolve.com).

About Armada Acquisition Corp. I

Armada Acquisition Corp. I is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Armada was founded on November 5, 2020 and is headquartered in Philadelphia, PA.

Important Information About the Proposed Transaction with Armada Acquisition Corp. I and Where to Find It

On December 17, 2021, Rezolve, a private limited liability company registered under the laws of England and Wales, entered into a business combination agreement, dated as of December 17, 2021, with Armada, a Delaware corporation, and Rezolve Merger Sub, Inc., a Delaware corporation (“Rezolve Merger Sub”).

This communication relates to the proposed business combination transaction among Armada, Rezolve, and Rezolve Merger Sub. A full description of the terms of the transaction will be provided in a registration statement on Form F-4 that Rezolve intends to file with the SEC that will include a prospectus of Rezolve with respect to the securities to be issued in connection with the proposed business combination and a proxy statement of Armada with respect to the solicitation proxies for the special meeting of stockholders of Armada to vote on the proposed business combination. Armada urges its investors, stockholders and other interested persons to read, when available, the preliminary proxy statement/ prospectus as well as other documents filed with the SEC because these documents will contain important information about Armada, Rezolve and the transaction. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to shareholders of Armada as of a record date to be established for voting on the proposed business combination. Once available, shareholders will also be able to obtain a copy of the Registration Statement on Form F-4, including the proxy statement/prospectus included therein, and other documents filed with the SEC without charge, by directing a request to: Armada Acquisition Corp. I, 2005 Market Street, Suite 3120, Philadelphia, PA 19103 USA; (215) 543-6886. The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov). This communication does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Before making any voting or investment decision, investors and security holders are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed transaction.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer or for a solicitation of an offer to buy or sell securities, assets or the business described herein or a commitment to Armada or Rezolve, nor is it a solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the proposed business combination or otherwise, nor shall there be any offer, sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

Armada and Rezolve, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Armada’s stockholders in respect of the proposed business combination. Information about the directors and executive officers of Armada is set forth in Armada’s final prospectus relating to its initial public offering, dated August 12, 2021, which was filed with the SEC on August 16, 2021 and is available free of charge at the SEC’s web site at www.sec.gov. Information about the directors and executive officers of Rezolve and more detailed information regarding the identity of all potential participants, and their direct and indirect interests by security holdings or otherwise, will be set forth in the definitive proxy statement/prospectus for the proposed business combination when available. Additional information regarding the identity of all potential participants in the solicitation of proxies to Armada’s stockholders in connection with the proposed business combination and other matters to be voted upon at the special meeting, and their direct and indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/prospectus, when it becomes available.

Forward-Looking Statements

This press release and the exhibits hereto include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Rezolve’s expectations with respect to future performance, anticipated financial impacts of the proposed business combination, approval of the business combination transactions by security holders, the satisfaction of the closing conditions to such transactions and the timing of the completion of such transactions

Contacts

For Rezolve:

Investor Contact:

Kevin Hunt

RezolveIR@icrinc.com

Media Contact:

Urmee Khan

urmeekhan@rezolve.com

44-7576-094-040

Media Contact:

Edmond Lococo

ICR Inc.

RezolvePR@icrinc.com